SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): April 20, 2004


                        EverTrust Financial Group, Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

          Washington                     0-26993             91-1613658
----------------------------           ----------        ----------------
State or other jurisdiction            Commission        (I.R.S. Employer
     of incorporation                  File Number       Identification No.)

2707 Colby Avenue, Suite 600, Everett, Washington                    98201
-------------------------------------------------                 ----------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number (including area code)  (425) 258-3645

                                Not Applicable
------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)  Exhibits
          --------
            99.1    Press Release dated April 20, 2004.

Item 12.  Results of Operations and Financial Condition
-------------------------------------------------------

     On April 20, 2004, EverTrust Financial Group, Inc. issued its earnings
release for the quarter and year ended March 31, 2004.   A copy of the
earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

                               SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   EVERTRUST FINANCIAL GROUP, INC.


                                       /s/Jeffrey R. Mitchell
DATE: April 30, 2004               By: -----------------------------------
                                       Jeffrey R. Mitchell
                                       Vice President and Chief Financial
                                       Officer

                              Exhibit 99.1

     Press Release of EverTrust Financial Group, Inc. on April 20, 2004

                   EverTrust Financial Group Reports Fourth
                         Quarter and Year-End Results

EVERETT, Wash.--April 20, 2004--EverTrust Financial Group, Inc. (Nasdaq:EVRT -
News) today reported net income of $2.2 million, or $0.30 per diluted share, for the quarter ended March 31, 2004. (Financial information contained in this release reflects the January 16, 2004 three-for-two stock split.) This compares to net income of $2.0 million, or $0.26 per diluted share, for the year-earlier quarter.

For the year-ended March 31, 2004, EverTrust Financial reported net income of $7.0 million, or $0.95 per diluted share, which includes an additional income tax charge as a result of a valuation allowance increase against a deferred tax asset, as well as the gain on sale of a former EverTrust Bank branch building. Without this charge and gain, diluted earnings per share for the year would have been $7.2 million or $0.97 per diluted share, reflecting the unusual earnings shortfall in the second and third quarters. This compares to net income of $6.8 million or $0.90 per diluted share for the fiscal year ended March 31, 2003, which included a write-down on a limited partnership investment that reduced earnings per share by $0.05. Excluding the write-down, earnings for fiscal 2003 were $7.3 million, or $0.95 per share on a diluted basis.

"While we are not performing at nearly our potential, we believe that operating fundamentals have certainly improved on several levels," said Michael B. Hansen, EverTrust Financial Group chief executive officer. "We believe that the loan payoffs during the past two quarters resulting from the prolonged and dramatic decline in interest rates are clearly behind us and in no way indicate a true reflection of EverTrust's performance or any trend."

"We have trimmed noninterest expenses to more closely align with actual revenues," continued Mr. Hansen. "Opportunities also remain to enhance our commercial mortgage banking operations in the coming year now that the loan portfolio has returned to a stable level, and we have added personnel to grow this part of our business. We are not a single-family lender of any volume as we were ten years ago. We expect that our commercial mortgage banking operations will continue to contribute to the bottom line to a much greater degree than in previous years. In this pursuit we will seek to grow revenues beyond simply growing loans outstanding as part of our long-term business strategy to rely less on margin revenue and more on noninterest income."

At March 31, 2004, EverTrust Financial Group's total assets grew to $770.1 million as compared to $706.2 million at March 31, 2003. Total equity at March 31, 2004 was $90.6 million (book value of $13.15 per share) compared to $91.7 million a year earlier (book value of $12.64 per share).

During the quarter EverTrust Financial repurchased 145,760 shares of its common stock at an average cost of $19.84 per share. For fiscal 2004 EverTrust repurchased 457,349 shares at an average cost of $19.90 per share with 140,965 shares remaining available for repurchase under the Company's previously approved stock repurchase plan. At March 31, 2004, the Company had 6,890,160 shares outstanding, compared to 7,252,168 one-year earlier. "Recent changes in SEC guidelines for stock repurchases have impacted institutions with smaller market capitalizations such as EverTrust and will continue to adversely limit future repurchase activity," said Mr. Hansen.

Net interest income was $7.1 million for the quarter ended March 31, 2004 as compared to $6.8 million for the year-earlier quarter. For the year ended March 31, 2004, net interest income totaled $26.3 million as compared to $26.7 million for the year earlier. Net loans receivable increased to $661.8 million at March 31, 2004, as compared to $600.2 million at March 31, 2003. Loan originations for the current quarter, primarily commercial real estate loans, totaled $105.4 million. For the year ended March 31, 2004, the Company originated $498.9 million in loans as compared to $435.6 million in the previous year.

"Commercial real estate loan production year-over-year continues to be exceptional," said Mr. Hansen, "and the unprecedented level of loan payoffs essentially required an increase in our production of commercial real estate loans to offset these loan payoffs during the prior two quarters. We anticipate that the amount of loan production necessary in the coming fiscal year to meet our portfolio loan growth target will be well below the fiscal 2004 level. In executing our ongoing business plan, all of the loans generated in excess of that portfolio growth amount may be regularly participated or sold to other lenders which will help augment loan fee revenue." Loans held for sale were $886,000 at March 31, 2004 as compared to $4.8 million a year earlier.

The net interest margin for the quarter ended March 31, 2004 was 3.82% as compared to 3.99% for the year-earlier quarter, and 3.66% for the year ended March 31, 2004, which compares to 3.97% for the previous year. "Fee recognition contributed 45 basis points to the margin for the quarter, compared to 33 basis points in the prior quarter," noted Jeffrey R. Mitchell, EverTrust's chief financial officer. "Given the impact of deferred fee recognition on the margin, some fluctuations are expected to occur as repayments and the ongoing flow of loan participations vary from period-to-period. The other primary factor impacting the margin is the competitive rate environment for loans and deposits, which, as our business plan has anticipated, portend steadily declining margins for both EverTrust and the industry as a whole."

For the quarter ended March 31, 2004, the provision for loan loss expense was $100,000 compared to no provision for loan loss expense in the year earlier quarter. For the year ended March 31, 2004, the provision expense was $525,000 as compared to $390,000 for the year earlier. Total nonperforming assets at March 31, 2004 were $4.4 million, or 0.56% of total assets, compared to $233,000, or 0.03% of total assets at March 31, 2003. Nonperforming assets at March 31, 2004 consisted primarily of a $3.4 million single family lot development loan which management believes to be well-secured. As a percent of gross loans receivable, the allowance for loan losses was 1.35% at March 31, 2004, compared to 1.40% at December 31, 2003 and 1.46% at March 31, 2003. Net loan charge-offs were 0.08% for the year ending March 31, 2004 and 0.03% in the prior fiscal year.

"The Washington state economy is beginning to show some improvement in certain sectors, although this region is expected to lag the U.S. national recovery according to the official state economic forecast," said Mr. Mitchell. "We continue to closely monitor our loan portfolio quality, and although nonperforming loans and internal classifications are up somewhat from the unsustainably low levels experienced over the past few years, they are currently at a very manageable level."

Total deposits at March 31, 2004 were $546.4 million compared to $508.3 million at March 31, 2003. At March 31, 2004 the deposit mix included 47% fixed-rate certificates of deposit, 29% money market accounts and 22% transaction accounts, with the remainder from noninterest bearing accounts, savings accounts and demand deposit accounts. "Deposit growth was modest and slightly below our expectations as a result of some end-of-year fluctuations," said Mr. Mitchell, "but we were pleased with the progress made this last year to improve the deposit mix toward lower-cost transaction accounts, which grew from 16% of total deposits at March 31, 2003 to 22% at March 31, 2004."

In the past year, the private and business bankers generated $22.0 million in net deposit growth, all of which was in transaction and money market categories. EverTrust Asset Management grew its assets under management to $185.0 million at March 31, 2004, up from $111.9 million at March 31, 2003.

Noninterest income for the current quarter was $1.4 million as compared to $1.5 million for the quarter one year earlier. For the year, noninterest income increased to $6.3 million, as compared to $5.7 million for the previous year, with the increase primarily attributable to an increase in fees generated from EverTrust

Asset Management. "Growth in noninterest income will continue to be a key focal point of our operating plan in fiscal 2005," said Mr. Mitchell, "And one primary component of noninterest income growth for EverTrust is commercial and multifamily mortgage loan broker fees. However, these fees tend to fluctuate widely both in individual transaction amount and timing from quarter to quarter in line with business flow. In the end, the year-over-year trend line should be notable if we are successful in executing this plan."

Noninterest expense for the current quarter decreased to $4.9 million as compared to $5.6 million for the year-earlier quarter, primarily as a result of lower staffing expenses and the final funding in December 2003 of the Company's employee stock ownership program. For the year ended March 31, 2004, noninterest expense was $20.5 million compared to $22.5 million for the previous year, which included a write-down of a limited partnership investment. "In an ongoing effort to improve our efficiency ratio we remain focused on limiting year-over-year operating expense," said Mr. Mitchell, "and when combined with revenue growth, we have begun to see initial results of this strategy." In the quarter ended March 31, 2004 the efficiency ratio improved to 58% as compared to 66% in the December quarter and 67% in the year-earlier quarter, levels that were created by revenue shortfalls, not an increase in expenses. For the current year, the efficiency ratio was 63%, a level the Company expects to improve upon in future quarters, as compared to 69% in 2003.

The Company's key measurement goals of earnings per share, return on equity and noninterest income as a percentage of net revenue (net interest income plus noninterest income) for the current quarter were each above levels reported in the prior quarter and one-year ago quarter when viewed net of the income statement events noted in the first portion of this release. "However," noted Mr. Hansen, "these results do not place EverTrust into a group of top-performing companies. We intend to improve the quality of our earnings through retaining and rewarding our top producers while striving to improve the performance of each business unit."

EverTrust Financial Group is a diversified financial services holding company (regulated by the Federal Reserve) that serves the Puget Sound region of Washington state through its EverTrust Bank of Washington branches in Seattle, Bellevue, and Snohomish County; Commercial Mortgage Banking Group office in Tacoma, EverTrust Asset Management office in Seattle, and a commercial mortgage loan production office in Portland, Oregon.

For additional information, visit EverTrust Financial Group at www.EVRTonline.com.

Forward-looking Statements. Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from these suggested, expressed, or implied by forward looking statements due to a wide range of factors including, but not limited to, interest rate fluctuations, changes in residential mortgage patterns, changes in loan demand, economic conditions both nationally and in the Company's local market areas, success of new products, non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports, particularly the Form 10-K for the year ended March 31, 2003 filed with the Securities and Exchange Commission.

                            -financial tables follow-

EVERTRUST FINANCIAL GROUP, INC. - Key Financial Ratios


                                     Three Months      Twelve Months
                                    Ended March 31,   Ended March 31,
                                     2004      2003     2004     2003
                                  --------  -------- -------- --------
KEY FINANCIAL RATIOS:
                                              (Unaudited)
Performance Ratios:
 Return on average assets (1)        1.16%     1.11%    0.96%    1.00%
 Return on average equity (2)        9.83%     8.27%    7.63%    7.37%
 Equity-to-assets ratio (3)         11.79%    13.47%   12.59%   13.53%
 Interest rate spread (4)            3.48%     3.55%    3.26%    3.48%
 Net interest margin (5)             3.82%     3.99%    3.66%    3.97%
 Average interest-earning assets
  to average interest-bearing
  liabilities                      115.99%   116.78%  117.19%  117.08%
 Other operating expenses as a
  percent of average total
  assets                             2.59%     3.21%    2.80%    3.27%
 Efficiency ratio (6)               57.89%    67.14%   62.79%   69.12%
 Non interest income as a percent
  of net revenue                    16.09%    18.38%   19.24%   17.74%

Asset Quality Ratios:
 Nonaccrual and 90 days or more
  past due loans as a percent of
  total loans, net                   0.60%     0.04%
 Nonperforming assets as a percent
  of total assets                    0.56%     0.03%
 Allowance for losses as a percent
  of gross loans receivable          1.35%     1.46%
 Allowance for loan losses as a
  percent of nonperforming loans   227.53%  3955.30%
 Net charge-offs (recoveries) to
  average outstanding loans          0.00%     0.01%    0.08%    0.03%
---------------
 (1) Net earnings divided by average total assets.
 (2) Net earnings divided by average equity.
 (3) Average equity divided by average total assets.
 (4) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
 (5) Net interest income as a percentage of average interest-earning assets.
 (6) Total other operating expenses divided by total net interest income (on a tax-equivalent basis) before provision for loan losses plus total other operating income.


Allowance for Loan Losses:
                                       Quarter Ended
                     03/31/04  12/31/03  09/30/03  06/30/03  03/31/03
                     --------- --------- --------- --------- ---------
Allowance at
 beginning of period   $8,973    $8,747    $9,086    $8,979    $9,036
Provision for loan
 losses                   100       250         0       175         0
Charge-offs               (34)      (69)     (353)      (73)      (57)
Recoveries                  7        45        14         5         -
                     --------- --------- --------- --------- ---------
  Balances at end
   of period           $9,046    $8,973    $8,747    $9,086    $8,979
                     ========= ========= ========= ========= =========

                   EverTrust Financial Group, Inc.
            Consolidated Statements of Financial Condition
                       March 31, 2004 and 2003
       (Dollar amounts in thousands, except per share amounts)

                                              March 31,    March 31,
                                                2004         2003
                                            ------------- ------------
ASSETS                                       (Unaudited)
------

Cash and cash equivalents, including
 interest bearing deposits of $1,000
 and $27,415                                     $14,995      $37,259
Securities available for sale, amortized
 cost of $66,914 and $33,807                      67,567       34,167
Securities held to maturity, fair value of
 $2,419 and $3,999                                 2,311        3,800
Federal Home Loan Bank stock, at cost              6,650        6,334
Loans receivable, net of allowances of
 $9,046 and $8,979                               661,756      600,200
Loans held for sale, fair value of $907 and
 $4,813                                              886        4,755
Accrued interest receivable                        3,301        3,280
Premises and equipment, net                        7,206        9,074
Other real estate owned                              375            -
Prepaid expenses and other assets                  5,025        7,294
                                            ------------- ------------
                Total Assets                    $770,072     $706,163
                                            ============= ============

LIABILITIES AND EQUITY
----------------------

LIABILITIES:
   Deposit accounts                             $546,388     $508,269
   Federal Home Loan Bank advances and other
    borrowings                                   128,531      100,984
   Accounts payable and other liabilities          4,574        5,215
                                            ------------- ------------
                  Total Liabilities              679,493      614,468

COMMITMENTS AND CONTINGENCIES

EQUITY:
   Common stock - no par value, 73,500,000
    shares authorized, 6,890,160 shares
    and 7,252,168 shares outstanding at
    March  31, 2004 and 2003, respectively        23,819       30,613
   Employee Stock Ownership Plan (ESOP) debt           -         (396)
   Retained earnings                              66,738       62,542
   Shares held in trust for stock-related
    compensation plans                              (409)      (1,301)
   Accumulated other comprehensive income            431          237
                                            ------------- ------------
             Total Equity                         90,579       91,695
                                            ------------- ------------

Total Liabilities and Equity                    $770,072     $706,163
                                            ============= ============

Book value per common share                       $13.15       $12.64

                      EverTrust Financial Group, Inc.
                   Consolidated Statements of Operations
        For the Three and Twelve Months Ended March 31, 2004 and 2003
          (Dollar amounts in thousands, except per share amounts)

                         Three Months Ended     Twelve Months Ended
                              March 31,               March 31,
                          2004        2003        2004        2003
                        ----------  ----------  ----------  ----------
                             (Unaudited)            (Unaudited)
INTEREST INCOME:
 Loans receivable      $   10,412  $   10,756  $   40,588  $   42,798
 Investment securities:
  Taxable interest
   income                     572         460       2,113       2,514
  Tax-exempt interest
   income                      29          45         151         205
  Dividend income              66         109         322         419
                        ----------  ----------  ----------  ----------
     Total investment
      security income         667         614       2,586       3,138
                        ----------  ----------  ----------  ----------
     Total interest
      income               11,079      11,370      43,174      45,936

INTEREST EXPENSE:
 Deposit accounts           2,778       3,211      11,929      13,581
 Federal Home Loan Bank
  advances and other
  borrowings                1,194       1,314       4,902       5,702
                        ----------  ----------  ----------  ----------
     Total interest
      expense               3,972       4,525      16,831      19,283
                        ----------  ----------  ----------  ----------
     Net interest
      income                7,107       6,845      26,343      26,653

PROVISION FOR LOAN
 LOSSES                       100           -         525         390
                        ----------  ----------  ----------  ----------
     Net interest income
      after provision
      for loan losses       7,007       6,845      25,818      26,263

NONINTEREST INCOME:
 Loan service fees            365         746       2,431       2,401
 (Gain) Loss on sale of
  securities                   50         (80)        (44)        (84)
 Gain on sale of loans        233         295         779       1,159
 Other, net                   715         580       3,108       2,271
                        ----------  ----------  ----------  ----------
     Total noninterest
      income                1,363       1,541       6,274       5,747
                        ----------  ----------  ----------  ----------
NONINTEREST EXPENSES:
 Salaries and employee
  benefits                  2,622       3,315      11,691      12,406
 Occupancy and equipment      731         763       2,958       3,103
 Information processing
  costs                       365         366       1,491       1,455
 Other, net                 1,194       1,202       4,388       5,503
                        ----------  ----------  ----------  ----------
     Total noninterest
      expenses              4,912       5,646      20,528      22,467
                        ----------  ----------  ----------  ----------
     Earnings before
      federal income
      taxes                 3,458       2,740      11,564       9,543
FEDERAL INCOME TAXES        1,260         777       4,518       2,702
                        ----------  ----------  ----------  ----------
NET INCOME             $    2,198  $    1,963  $    7,046  $    6,841
                        ==========  ==========  ==========  ==========
Net income per common
 share - basic         $     0.32  $     0.28  $     1.01  $     0.96
                        ==========  ==========  ==========  ==========
Net income per common
 share - diluted       $     0.30  $     0.26  $     0.95  $     0.90
                        ==========  ==========  ==========  ==========

Weighted average shares
 outstanding - basic    6,833,340   7,062,930   6,943,808   7,118,797
Weighted average shares
 outstanding - diluted  7,330,087   7,562,311   7,443,547   7,582,503

Dividends paid per
 share                 $    0.110  $    0.080  $    0.400  $    0.310

                       EverTrust Financial Group, Inc.
          Yield and Margin Calculations (dollar amounts in thousands)
         For the Three and Twelve Months Ended March 31, 2004 and 2003
                                 (Unaudited)

                             Three Months Ended March 31,
                 ----------------------------------------------------
                           2004                       2003
                 -------------------------- --------------------------
                           Interest                   Interest
                  Average     and    Yield/  Average     and    Yield/
                  Balance  Dividends  Cost   Balance  Dividends  Cost
                 --------- --------- ------ --------- --------- ------
                                (Dollars in Thousands)
Interest-earning
 assets:
 Loans
  receivable(1)  $664,581  $ 10,412   6.27% $622,828   $10,756   6.91%
 Investment
  securities       72,450       601   3.32%   38,929       448   4.60%
 Federal Home
  Loan Bank
  stock             6,585        65   3.95%    6,232       104   6.68%
 Cash and cash
  equivalent          536         1   0.75%   17,450        62   1.42%
                 --------  -------- ------  --------   ------- ------
   Total
    interest-
    earning
    assets        744,152    11,079   5.96%  685,439    11,370   6.64%
                           -------- ------             ------- ------
Noninterest-
 earning assets    14,751                     18,917
                 --------                   --------

 Total average
  assets         $758,903                   $704,356
                 ========                   ========

Interest-bearing
 liabilities:
 Savings
  accounts       $ 12,664  $     21   0.66% $ 12,340   $    28   0.91%
 Checking
  accounts         98,044       252   1.03%   63,211       191   1.21%
 Money market
  deposit
  accounts        155,546       492   1.27%  133,919       540   1.61%
 Time deposits    260,452     2,013   3.09%  274,842     2,452   3.57%
                 --------  -------- ------  --------   ------- ------
   Total
    deposits      526,706     2,778   2.11%  484,312     3,211   2.65%
 Borrowings       114,882     1,194   4.16%  102,651     1,314   5.12%
                 --------  -------- ------  --------   ------- ------
   Total
    interest-
    bearing
    liabilities   641,588     3,972   2.48%  586,963     4,525   3.08%
                           -------- ------             ------- ------
Noninterest-
 bearing
 liabilities       27,837                     22,495
                 --------                   --------

 Total average
  liabilities     669,425                    609,458

Average equity     89,478                     94,898
                 --------                   --------

 Total
  liabilities
  and equity     $758,903                   $704,356
                 ========                   ========

Net interest
 income                    $  7,107                    $ 6,845
                            ========                    =======
Interest rate
 spread                               3.48%                      3.55%
                                     ======                     ======
Net interest
 margin                               3.82%                      3.99%
                                     ======                     ======
Ratio of average
 interest-
 earning
 assets to
 average
 interest-
 bearing
 liabilities                115.99%                    116.78%
                           ========                    =======

                      EverTrust Financial Group, Inc.
          Yield and Margin Calculations (dollar amounts in thousands)
         For the Three and Twelve Months Ended March 31, 2004 and 2003
                                 (Unaudited)

                             Twelve Months Ended March 31,
                 ----------------------------------------------------
                           2004                       2003
                 -------------------------- --------------------------
                           Interest                   Interest
                  Average     and    Yield/  Average     and    Yield/
                  Balance  Dividends  Cost   Balance  Dividends  Cost
                 --------- --------- ------ --------- --------- ------
                                (Dollars in Thousands)
Interest-earning
 assets:
 Loans
  receivable(1)  $621,517   $40,588   6.53% $598,963   $42,798   7.15%
 Investment
  securities       60,975     1,974   3.24%   45,608     2,437   5.34%
 Federal Home
  Loan Bank
  stock             6,460       315   4.88%    6,085       388   6.38%
 Cash and cash
  equivalent       30,538       297   0.97%   20,723       313   1.51%
                 --------   ------- ------  --------   ------- ------
   Total interest-
    earning
    assets        719,490    43,174   6.00%  671,379    45,936   6.84%
                            ------- ------             ------- ------

Noninterest-
 earning assets    14,531                    14,671
                 --------                  --------

 Total average
  assets         $734,021                  $686,050
                 ========                  ========

Interest-bearing
 liabilities:
 Savings
  accounts       $ 12,616   $    92   0.73% $ 11,721   $   142   1.21%
 Checking
  accounts         84,376       919   1.09%   58,088       801   1.38%
 Money market
  accounts        145,929     1,978   1.36%  129,717     2,508   1.93%
 Time deposits    271,674     8,940   3.29%  261,243    10,130   3.88%
                  --------  ------- ------  --------   ------- ------
   Total
    deposits      514,595    11,929   2.32%  460,769    13,581   2.95%
 Borrowings        99,365     4,902   4.93%  112,685     5,702   5.06%
                  --------  ------- ------  --------   ------- ------
   Total interest-
    bearing
    liabilities   613,960    16,831   2.74%  573,454    19,283   3.36%
                            ------- ------             ------- ------
Noninterest-
 bearing
 liabilities       27,663                     19,755
                  --------                   --------

 Total average
  liabilities     641,623                    593,209

Average equity     92,398                     92,841
                  --------                   --------
 Total
  liabilities
  and equity     $734,021                   $686,050
                  ========                  =========
Net interest
 income                     $26,343                    $26,653
                            =======                    =======
Interest rate
 spread                               3.26%                      3.48%
                                     ======                     ======
Net interest
 margin                               3.66%                      3.97%
                                     ======                     ======
Ratio of average
 interest-earning
 assets to average
 interest-bearing
 liabilities                117.19%                    117.08%
                            =======                    =======
------
(1) Average loans receivable includes non-performing loans. Interest income does not include interest on loans 90 days or more past due.

----------------
Contact:
     EverTrust Financial Group
     Brad Ogura, 425-258-0380